APPENDIX

SECTION 11 - GUARANTEED FIXED INCOME OPTION TABLES*

The amounts shown in these tables are the guaranteed amounts for each $1,000 of the policy proceeds.

Higher current amounts may be available at the time of settlement.

Option 1			Option 2(a)			Option 2(b)			Option 2(c)

Number of Years Payable	Amount of Monthly Installment		Monthly Installment For Life No Period Certain			Monthly Installment For Life 10 Years Certain			Monthly Installment For Life Guaranteed Return of Policy Proceeds

		Age**	Male	Female	Unisex	Male	Female	Unisex	Male	Female	Unisex
		50	$2.22	$2.00	$2.07	$2.21	$2.00	$2.06	$1.85	$1.74	$1.78
		51	2.27	2.05	2.12	2.26	2.05	2.11	1.89	1.78	1.80
		52	2.33	2.10	2.17	2.32	2.10	2.17	1.91	1.80	1.84
		53	2.40	2.15	2.23	2.39	2.15	2.22	1.95	1.84	1.88
		54	2.46	2.21	2.29	2.45	2.21	2.28	1.99	1.88	1.91
		55	2.54	2.27	2.35	2.52	2.26	2.34	2.03	1.91	1.95
		56	2.61	2.33	2.42	2.59	2.33	2.41	2.07	1.95	1.99
		57	2.69	2.40	2.49	2.67	2.39	2.48	2.13	1.99	2.03
		58	2.77	2.47	2.56	2.75	2.46	2.55	2.17	2.03	2.07
10	8.44	59	2.86	2.54	2.64	2.83	2.53	2.62	2.21	2.07	2.13
11	7.68	60	2.95	2.62	2.72	2.92	2.61	2.70	2.26	2.13	2.17
12	7.05	61	3.05	2.70	2.81	3.02	2.69	2.79	2.32	2.17	2.21
13	6.51	62	3.16	2.79	2.90	3.11	2.77	2.88	2.38	2.22	2.26
14	6.06	63	3.27	2.88	3.00	3.22	2.86	2.97	2.44	2.28	2.33
15	5.66	64	3.39	2.98	3.10	3.33	2.95	3.07	2.49	2.34	2.39
16	5.31	65	3.51	3.09	3.21	3.45	3.05	3.17	2.55	2.39	2.43
17	5.01	66	3.65	3.20	3.33	3.57	3.16	3.28	2.61	2.44	2.49
18	4.73	67	3.79	3.32	3.46	3.70	3.27	3.40	2.69	2.50	2.55
19	4.49	68	3.95	3.44	3.59	3.83	3.39	3.53	2.75	2.57	2.64
20	4.27	69	4.11	3.58	3.74	3.97	3.52	3.66	2.82	2.64	2.69
		70	4.29	3.73	3.89	4.12	3.65	3.79	2.90	2.72	2.77
		71	4.47	3.89	4.06	4.27	3.80	3.94	3.00	2.79	2.84
		72	4.67	4.06	4.24	4.43	3.95	4.09	3.08	2.86	2.93
		73	4.88	4.24	4.43	4.59	4.11	4.25	3.15	2.94	3.02
		74	5.10	4.44	4.64	4.76	4.27	4.42	3.25	3.06	3.12
		75	5.34	4.65	4.86	4.94	4.45	4.60	3.35	3.13	3.20
		76	5.60	4.88	5.09	5.12	4.63	4.78	3.46	3.21	3.30
		77	5.88	5.13	5.35	5.31	4.82	4.97	3.60	3.35	3.41
		78	6.17	5.40	5.63	5.50	5.02	5.17	3.66	3.44	3.51
		79	6.49	5.69	5.92	5.69	5.22	5.37	3.81	3.53	3.62
		80	6.82	6.00	6.24	5.88	5.43	5.57	3.89	3.68	3.74
		81	7.19	6.34	6.59	6.08	5.65	5.78	4.06	3.81	3.87
		82	7.58	6.70	6.96	6.27	5.86	5.99	4.20	3.89	4.00
		83	7.99	7.10	7.36	6.46	6.08	6.20	4.34	4.09	4.16
		84	8.44	7.53	7.80	6.65	6.29	6.40	4.50	4.23	4.32
		85	8.92	7.99	8.27	6.83	6.49	6.60	4.70	4.40	4.49
		86				7.00	6.69	6.79	4.89	4.54	4.74
		87				7.17	6.88	6.97	5.11	4.71	4.84
		88				7.32	7.06	7.14	5.28	4.90	5.08
		89				7.47	7.23	7.31	5.53	5.19	5.27
		90				7.60	7.39	7.46	5.73	5.39	5.48
		91				7.73	7.53	7.59	5.88	5.63	5.79
		92				7.84	7.66	7.72	6.17	5.78	5.97
		93				7.95	7.79	7.84	6.44	6.02	6.17
		94				8.04	7.90	7.94	6.79	6.46	6.52
		95				8.12	8.00	8.04	7.13	6.73	6.83
		96				8.20	8.09	8.13	7.40	6.89	7.17
		97				8.26	8.17	8.20	7.91	7.53	7.66
		98				8.31	8.24	8.27	8.19	7.84	7.75
		99				8.35	8.30	8.32	8.82	8.18	8.57

*Guaranteed fixed income options 1 and 3 are based on the minimum guaranteed interest rate of 0.25%. Guaranteed fixed income options 2 and 4 are based on the minimum guaranteed interest rate of 0.25% and the “Annuity 2000” (male, female, and unisex if required by law) mortality table projected for improvement using projection scale G. The rates were projected dynamically using an assumed Annuity Commencement Date of 2020.

**Adjusted Age as defined in Section 2 – Policy Data.

Dollar amounts of monthly, quarterly, semi-annual and annual installments not shown in the above tables will be calculated on the same basis as those shown and may be obtained from the Company (if the option is available based on Adjusted Age as described in Section 10).

ICC24 TTVA14IC-0720	19(a)

APPENDIX (continued)

Option 4(a)

Monthly Installment For Joint and Survivor*

Adjusted Age of Male Annuitant**	Adjusted Age of Female Annuitant**
	15 Years Less Than Male	12 Years Less Than Male	9 Years Less Than Male	6 Years Less Than Male	3 Years Less Than Male	Same As Male	3 Years More Than Male
50	$1.45	$1.51	$1.58	$1.66	$1.73	$1.80	$1.87
55	1.58	1.66	1.75	1.84	1.93	2.02	2.10
60	1.75	1.85	1.95	2.07	2.18	2.29	2.41
65	1.95	2.08	2.21	2.36	2.51	2.66	2.81
70	2.21	2.37	2.55	2.74	2.94	3.15	3.35
75	2.54	2.76	3.00	3.26	3.54	3.83	4.11
80	2.99	3.29	3.62	3.99	4.39	4.79	5.18
85	3.60	4.02	4.50	5.03	5.59	6.17	6.71

Monthly Installment For Unisex Joint and Survivor*

Adjusted Age of First Annuitant**	Adjusted Age of Joint Annuitant**
	15 Years Less Than First	12 Years Less Than First	9 Years Less Than First	6 Years Less Than First	3 Years Less Than First	Same As First	3 Years More Than First
50	$1.47	$1.53	$1.60	$1.66	$1.72	$1.78	$1.84
55	1.61	1.68	1.76	1.84	1.92	2.00	2.06
60	1.78	1.87	1.97	2.07	2.17	2.27	2.36
65	1.99	2.11	2.24	2.37	2.50	2.62	2.74
70	2.26	2.41	2.58	2.76	2.93	3.11	3.27
75	2.60	2.81	3.04	3.28	3.53	3.77	4.00
80	3.07	3.36	3.68	4.02	4.37	4.71	5.04
85	3.71	4.12	4.58	5.07	5.57	6.07	6.54

*Guaranteed fixed income options 1 and 3 are based on the minimum guaranteed interest rate of 0.25%. Guaranteed fixed income options 2 and 4 are based on the minimum guaranteed interest rate of 0.25% and the “Annuity 2000” (male, female, and unisex if required by law) mortality table projected for improvement using projection scale G. The rates were projected dynamically using an assumed Annuity Commencement Date of 2020.

**Adjusted Age as defined in Section 2 – Policy Data.

Dollar amounts of monthly, quarterly, semi-annual and annual installments not shown in the above tables will be calculated on the same basis as those shown and may be obtained from the Company (if the option is available based on Adjusted Age as described in Section 10).

ICC24 TTVA14IC-0720	19(b)

APPENDIX (continued)

Option 4(b)

Monthly Installment For Joint and Survivor (Life with 10 year Certain)*

Adjusted Age of Male Annuitant**	Adjusted Age of Female Annuitant**
	15 Years Less Than Male	12 Years Less Than Male	9 Years Less Than Male	6 Years Less Than Male	3 Years Less Than Male	Same As Male	3 Years More Than Male
50	$1.45	$1.51	$1.58	$1.66	$1.73	$1.80	$1.87
55	1.58	1.66	1.75	1.84	1.93	2.02	2.10
60	1.75	1.85	1.95	2.07	2.18	2.29	2.41
65	1.95	2.08	2.21	2.36	2.51	2.66	2.80
70	2.21	2.37	2.55	2.74	2.94	3.14	3.34
75	2.54	2.76	3.00	3.25	3.53	3.80	4.07
80	2.98	3.27	3.60	3.95	4.32	4.68	5.02
85	3.58	3.97	4.41	4.88	5.34	5.76	6.11

Monthly Installment For Unisex Joint and Survivor (Life with 10 year Certain)*

Adjusted Age of First Annuitant**	Adjusted Age of Joint Annuitant**
	15 Years Less Than First	12 Years Less Than First	9 Years Less Than First	6 Years Less Than First	3 Years Less Than First	Same As First	3 Years More Than First
50	$1.47	$1.53	$1.60	$1.66	$1.72	$1.78	$1.84
55	1.61	1.68	1.76	1.84	1.92	2.00	2.06
60	1.78	1.87	1.97	2.07	2.17	2.27	2.36
65	1.99	2.11	2.24	2.37	2.50	2.62	2.74
70	2.25	2.41	2.58	2.75	2.93	3.10	3.26
75	2.60	2.81	3.04	3.27	3.52	3.75	3.96
80	3.06	3.35	3.66	3.98	4.31	4.62	4.90
85	3.68	4.06	4.48	4.91	5.33	5.70	6.00

*Guaranteed fixed income options 1 and 3 are based on the minimum guaranteed interest rate of 0.25%. Guaranteed fixed income options 2 and 4 are based on the minimum guaranteed interest rate of 0.25% and the “Annuity 2000” (male, female, and unisex if required by law) mortality table projected for improvement using projection scale G. The rates were projected dynamically using an assumed Annuity Commencement Date of 2020.

**Adjusted Age as defined in Section 2 – Policy Data.

Dollar amounts of monthly, quarterly, semi-annual and annual installments not shown above in the above tables will be calculated on the same basis as those shown and may be obtained from the Company (if the option is available based on Adjusted Age as described in Section 10).

ICC24 TTVA14IC-0720	19(c)